As filed with the Securities and Exchange Commission on April 18, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CV THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	43-1570294
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3172 Porter Drive

Palo Alto, California 94304

(650) 384-8500

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Louis G. Lange, M.D., Ph.D.

Chairman and Chief Executive Officer

CV THERAPEUTICS, INC.

3172 Porter Drive

Palo Alto, California 94304

(650) 384-8500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alan C. Mendelson, Esq.

William C. Davisson, Esq.

LATHAM & WATKINS LLP

135 Commonwealth Drive

Menlo Park, California 94025

(650) 328-4600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by the Registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, par value $0.001 per share (2)	$200,000,000	$21,400

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) and Rule 457(r) under the Securities Act of 1933.
(2)	Rights to acquire shares of the Registrant’s Series A junior participating preferred stock are attached to and trade with the common stock of the Registrant. Value attributable to such rights, if any, is reflected in the market price of the Registrant’s common stock.

PROSPECTUS

$200,000,000

COMMON STOCK

This prospectus will allow us to issue, from time to time in one or more offerings, up to $200,000,000 in the aggregate of our common stock. This means:

•	we will provide a prospectus supplement each time we issue common stock;

•	the prospectus supplement will inform you about the specific terms of that offering and may also add, update or change information contained in this prospectus; and

•	you should read this prospectus and any prospectus supplement carefully before you invest.

See “ Risk Factors” beginning on page 3 for a discussion of material risks that you should consider before you invest in our securities being sold with this prospectus.

Our common stock is traded on the Nasdaq National Market under the symbol “CVTX.” On April 17, 2006, the last reported sale price for our common stock on the Nasdaq National Market was $21.72 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 18, 2006.

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement as if we had authorized it. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the common stock to which they relate, nor does this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy common stock in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is correct on any date after their respective dates, even though this prospectus or a prospectus supplement is delivered or securities are sold on a later date.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Such forward-looking statements involve a number of risks and uncertainties. Although our forward-looking statements reflect the good faith judgment of our management, these statements can only be based on facts and factors currently known by us. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from results and outcomes discussed in the forward-looking statements.

Forward-looking statements can be identified by the use of forward-looking words such as “believe,” “expect,” “hope,” “may,” “will,” “plan,” “intend,” “estimate,” “could,” “should,” “would,” “continue,” “seek,” “pro forma” or “anticipate,” or other similar words (including their use in the negative), or by discussions of future matters such as our future clinical or product development, regulatory review of our products or product candidates, commercialization of our products, our financial performance, possible changes in legislation and other statements that are not historical.

These statements reflect only management’s current expectations. Important factors that could cause actual results to differ materially from the forward-looking statements we make or incorporate by reference in this prospectus are set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as may be updated from time to time by our future filings under the Exchange Act, and elsewhere in the documents incorporated by reference in this prospectus. If one or more of these risks or uncertainties materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

AVAILABLE INFORMATION

We are subject to the information requirements of the Exchange Act and we therefore file periodic reports, proxy statements and other information with the Securities and Exchange Commission, or the Commission, relating to our business, financial statements and other matters. The reports, proxy statements and other information we file may be inspected and copied at prescribed rates at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Commission’s Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains an Internet site that contains reports, proxy statements and other information regarding issuers like us that file electronically with the Commission. The address of the Commission’s Internet site is www.sec.gov.

This prospectus constitutes part of a registration statement on Form S-3 filed under the Securities Act with respect to the common stock. As permitted by the Commission’s rules, this prospectus omits some of the information, exhibits and undertakings included in the registration statement. You may read and copy the information omitted from this prospectus but contained in the registration statement, as well as the periodic reports and other information we file with the Commission, at the public reference facilities maintained by the Commission in Washington, D.C.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

INCORPORATION BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the Commission. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the Commission:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2005;

•	Current Report on Form 8-K, filed with the Commission on January 18, 2006;

•	Current Report on Form 8-K, filed with the Commission on February 1, 2006;

•	Current Report on Form 8-K, filed with the Commission on February 2, 2006

•	Current Report on Form 8-K, filed with the Commission on February 10, 2006

•	Current Report on Form 8-K, filed with the Commission on March 1, 2006;

•	Current Report on Form 8-K, filed with the Commission on March 9, 2006;

•	Current Report on Form 8-K, filed with the Commission on March 24, 2006; and

•	the description of our common stock contained in our Registration Statement on Form 8-A (File No. 000-21643), filed with the Commission on October 30, 1996.

We are also incorporating by reference all other reports that we file with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering.

This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement. The delivery of this prospectus together with a prospectus supplement relating to particular offered securities in any jurisdiction shall not constitute an offer in the jurisdiction of any other securities covered by this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write to CV Therapeutics, Inc., Attention: Investor Relations, 3172 Porter Drive, Palo Alto, California 94304 (telephone (650) 384-8500). The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

RISK FACTORS

Before you decide whether to purchase any of our common stock, in addition to the other information set forth or incorporated by reference in this prospectus, you should carefully consider the risk factors set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus, as the same may be updated from time to time by our future filings under the Exchange Act. For more information, see the section entitled “Incorporation by Reference.”

THE COMPANY

CV Therapeutics, Inc., headquartered in Palo Alto, California, is a biopharmaceutical company focused on the discovery, development and commercialization of new small molecule drugs for the treatment of cardiovascular diseases. We apply advances in molecular biology and genetics to identify mechanisms of cardiovascular diseases and targets for drug discovery.

Our company was incorporated in Delaware in December 1990, and in June 1992 we changed our name to CV Therapeutics, Inc. Our executive offices are located at 3172 Porter Drive, Palo Alto, California 94304, and our telephone number is (650) 384-8500. CV Therapeutics®, CVT®, the CV Therapeutics logo™ and Ranexa™ are our trademarks. All other service marks and all brand names or trademarks appearing in this prospectus are the property of their respective holders. We maintain a website located at www.cvt.com. Information contained on our website is not incorporated by reference into and does not form a part of this prospectus.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, which may include funding commercialization of our approved products, product development and related clinical trials, product manufacturing, research and development, preparation and filing of new drug applications and other marketing approval applications, increasing our working capital, reducing our indebtedness, funding potential acquisitions of or investments in businesses, products or technologies that are complementary to our own, and capital expenditures. Pending the application of the net proceeds, we expect to invest the proceeds in investment-grade, interest-bearing securities.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 85,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. As of April 12, 2006, there were 45,052,027 shares of common stock outstanding held of record by approximately 69 holders and no shares of preferred stock outstanding.

Common Stock

The holders of common stock are entitled to one vote per share on all matters to be voted on by stockholders, including the election of directors. Stockholders are not entitled to cumulative voting rights. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors, in its discretion, from funds legally available therefor and subject to prior dividend rights of holders of any shares of preferred stock which may be outstanding. Upon our liquidation, dissolution or winding up, subject to prior liquidation rights of the holders of preferred stock, the holders of common stock are entitled to receive on a pro rata basis our remaining assets available for distribution. Holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares. Attached to and trading with each share of common stock are the rights to acquire our Series A junior participating preferred stock pursuant to our First Amended and Restated Rights Agreement dated as of July 19, 2000. Each share of common stock carries with it one right to purchase 1/100th of a share of our Series A junior participating preferred stock.

Preferred Stock

Of the 5,000,000 shares of preferred stock that we are authorized to issue, 850,000 shares are designated Series A junior participating preferred stock and are reserved for issuance pursuant to our Rights Agreement. Our board of directors may increase the number of shares designated as Series A junior participating preferred stock without further stockholder action. Under our Amended and Restated Certificate of Incorporation, our board of directors is authorized without further stockholder action to provide for the issuance of up to 5,000,000 shares of our preferred stock, in one or more series, with such voting powers, full or limited, and with such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issue of a series of such stock adopted, at any time or from time to time, by our board of directors. The rights of the holders of each series of the preferred stock will be subordinate to those of our general creditors.

Warrants

We have four outstanding warrants to purchase shares of our common stock. The first warrant permits the holder to purchase 200,000 shares at an exercise price of $17.29 per share and is exercisable, in whole or in part, until the later of (i) April 1, 2013 if, but only if, at any time prior to April 1, 2008, the closing price of our common stock on the Nasdaq National Market has not been more than $34.58 for each trading day during any period of twenty consecutive trading days, or (ii) April 1, 2008. The second warrant permits the holder to purchase 200,000 shares at an exercise price of $32.93 per share and expires on July 9, 2008. The remaining two warrants permit the holders to purchase an aggregate of 200,000 shares at an exercise price of $24.04 per share and are exercisable, in whole or in part, until the later of (i) January 19, 2016 if, but only if, at any time prior to January 19, 2011, the closing price of our common stock on the Nasdaq National Market has not been more than $48.08 for each trading day during any period of twenty consecutive trading days, or (ii) January 19, 2011.

Delaware Law and Certain Charter Provisions

We are subject to the provisions of Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an interested stockholder is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of the corporation’s voting stock.

Our Amended and Restated Certificate of Incorporation and Restated Bylaws also require that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of the stockholders and may not be effected by a consent in writing. In addition, special meetings of our stockholders may be called only by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or by any person or persons holding shares representing at least 10% of the outstanding capital stock. Our Amended and Restated Certificate of Incorporation also provides for a classified Board and further provides that the affirmative vote of 66 2/3% of our outstanding shares entitled to vote is required for our stockholders to remove our Board of Directors or any director serving on our Board of Directors without cause. These provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of CV Therapeutics, Inc.

Rights Agreement

Our Board of Directors adopted the Rights Agreement, pursuant to which one preferred share purchase right was issued as a dividend for each outstanding share of our common stock. Each right entitles the registered holder to purchase from us one one-hundredth of a share of Series A junior participating preferred stock at a price of $500.00 per one one-hundredth of a preferred share, subject to adjustment.

The rights would become exercisable when a person or group acquires 15% or more of our common stock or 10 business days after commencement or announcement of a tender or exchange offer that would result in such ownership. After the rights become exercisable, the holder of each right, other than the person or group acquiring 15% or more of our stock, would be permitted to purchase, for the exercise price, shares of our common stock having a market value of twice the exercise price. The rights will expire on February 1, 2009, unless earlier redeemed or exchanged by us.

If, after the rights become exercisable, we were to be acquired through a merger or other business combination transaction or 50% or more of our assets or earning power were sold, each right would permit the holder to purchase, for the exercise price, common stock of the acquiring company having a market value of twice the exercise price.

Preferred shares purchasable upon exercise of the rights will not be redeemable. Each preferred share will be entitled to a minimum preferential quarterly dividend payment of $1.00, but will be entitled to an aggregate dividend of 100 times the dividend declared per share of common stock. In the event of liquidation, the holders of the preferred shares would be entitled to a minimum preferential liquidation payment of $100 per share, but would be entitled to receive an aggregate payment equal to 100 times the payment made per share of common stock. Each preferred share will have 100 votes, voting together with the common stock. Finally, in the event of any merger, consolidation or other transaction in which shares of common stock are exchanged, each preferred share will be entitled to receive 100 times the amount of consideration received per share of common stock. These rights are protected by customary anti-dilution provisions. The preferred shares rank junior to any other series of our preferred stock.

PLAN OF DISTRIBUTION

We may sell the common stock from time to time pursuant to underwritten public offerings, negotiated transactions, block trades, equity lines of credit or a combination of these methods. We may sell the common stock (1) through underwriters or dealers, (2) through agents, and/or (3) directly to one or more purchasers. We may distribute the common stock from time to time in one or more transactions at:

•	a fixed price or prices that may be changed;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

We may solicit directly offers to purchase the common stock being offered by this prospectus. We may also designate agents to solicit offers to purchase the common stock from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our common stock.

If we utilize a dealer in the sale of the common stock being offered by this prospectus, we will sell the common stock to the dealer, as principal. The dealer may then resell the common stock to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the common stock being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the common stock to the public. In connection with the sale of the common stock, we, or the purchasers of common stock for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the common stock to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions, block trades and equity lines of credit, we will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the common stock, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the common stock may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the common stock may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

Shares of common stock sold pursuant to the registration statement of which this prospectus is a part will be authorized for quotation and trading on the Nasdaq National Market. To facilitate the offering of common stock (other than common stock offered in an at-the-market offering), certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. This may include over-allotments or short sales of the common stock, which involve the sale by persons participating in the offering of more common stock than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the common stock by bidding for or purchasing common stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares of common stock sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

LEGAL MATTERS

Certain legal matters with respect to the common stock offered hereby have been passed upon for us by Latham & Watkins LLP, Menlo Park, California. Certain legal matters will be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2005, and management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2005, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and management’s assessment are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses payable by CV Therapeutics, Inc. in connection with the distribution of the common stock being registered. All the amounts shown are estimates except for the registration fee.

Securities and Exchange Commission Fee	$21,400
Legal Fees and Expenses	$125,000
Accounting Fees and Expenses	$20,000
Printing Expenses	$10,000
Miscellaneous	$23,600

Total	$200,000

Item 15. Indemnification of Officers and Directors.

We are a Delaware corporation. Subsection (b)(7) of Section 102 of the Delaware General Corporation Law enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit.

Subsection (a) of Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any present or former director, officer, employee or agent of the corporation, or any individual serving at the corporation’s request as a director, officer, employee or agent of another organization, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding provided that such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director, officer, employee or agent had no reasonable cause to believe his conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any present or former director, officer, employee or agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit provided that such director, officer, employee or agent acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such director, officer, employee or agent shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all of the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director, officer, employee or agent has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that indemnification and advancement of expenses provided for, by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a present or former director, officer, employee or agent of the corporation, or any individual serving at the corporation’s request as a director, officer or employee of another organization, against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

Our Amended and Restated Certificate of Incorporation, as amended to date, provides that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the Delaware General Corporation Law. Our Restated Bylaws provide for indemnification of officers and directors to the full extent and in the manner permitted by Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law makes provision for such indemnification in terms sufficiently broad to cover officers and directors under certain circumstances for liabilities arising under the Securities Act.

We have entered into indemnification agreements with substantially all of our executive officers and directors which provide indemnification under certain circumstances for acts and omissions which may not be covered by any directors’ and officers’ liability insurance.

Item 16. Exhibits.

Exhibit Number	Description of Document
1.1*	Underwriting Agreement.

4.1	Amended and Restated Certificate of Incorporation of CV Therapeutics, Inc., filed as Exhibit 3.1 to Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (incorporated herein by reference).

4.2	Amendment No. 1 to the Amended and Restated Certificate of Incorporation of CV Therapeutics, Inc., filed as Exhibit 4.2 to Registrant’s Registration Statement on Form S-3 No. 333-53206 (incorporated herein by reference).

4.3	Certificate of Designation of CV Therapeutics, Inc. establishing the terms of the Registrant’s Series A Junior Participating Preferred Stock, filed as Exhibit 10.78 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2000 (incorporated herein by reference).

4.4	Certificate of Designation of CV Therapeutics, Inc. establishing the terms of the Registrant’s Series A Junior Participating Preferred Stock, filed as Exhibit 3.5 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003 (incorporated herein by reference).

4.5	Restated Bylaws of CV Therapeutics, Inc., as amended, filed as Exhibit 3.5 to the Registrant’s Registration Statement on Form S-1, File No. 333-12675, as amended (incorporated herein by reference).

4.6	Form of Common Stock Certificate, filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1, File No. 333-12675 (incorporated herein by reference).

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (contained on signature page of this Registration Statement).

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K.

Item 17. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in the form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the city of Palo Alto, County of Santa Clara, State of California, on the 18th day of April, 2006.

CV THERAPEUTICS, INC.

By:	/s/ Louis G. Lange, M.D., Ph.D.
Louis G. Lange, M.D., Ph.D.
Chairman of the Board of CV Therapeutics Chief Executive Officer and Chief Science Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Louis G. Lange and Daniel K. Spiegelman, and each of them, as his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and any related registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power of authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signatures	Title	Date

/s/ Louis G. Lange, M.D., Ph.D. Louis G. Lange, M.D., Ph.D.	Chairman of the Board, Chief Executive Officer (principal executive officer) and Chief Science Officer	April 18, 2006

/s/ Daniel K. Spiegelman Daniel K. Spiegelman	Chief Financial Officer (principal financial and accounting officer)	April 18, 2006

/s/ Santo J. Costa Santo J. Costa	Director	April 18, 2006

/s/ Joseph M. Davie, M.D., Ph.D. Joseph M. Davie, M.D., Ph.D.	Director	April 18, 2006

/s/ Thomas L. Gutshall Thomas L. Gutshall	Director	April 18, 2006

/s/ Peter Barton Hutt Peter Barton Hutt	Director	April 18, 2006

/s/ Kenneth B. Lee, Jr. Kenneth B. Lee, Jr.	Director	April 18, 2006

/s/ Barbara J. McNeil, M.D., Ph.D. Barbara J. McNeil, M.D., Ph.D.	Director	April 18, 2006

/s/ Thomas E. Shenk, Ph.D. Thomas E. Shenk, Ph.D.	Director	April 18, 2006